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NOTE PURCHASE AGREEMENT

    AGREEMENT dated as of January 12, 2001 (i) among Merrill Communications LLC, a Delaware limited liability company (the "Company"), (ii) Merrill Real Estate Company, a Minnesota corporation, Merrill/Magnus Publishing Corporation, a Minnesota corporation, Merrill/New York Company, a Minnesota corporation, Merrill/May Inc., a Minnesota corporation, Merrill Alternatives, Inc., a Minnesota corporation, Merrill International, Inc., a Minnesota corporation, FMC Resource Management Corporation, a Washington corporation, Merrill Training & Technology, Inc., a Minnesota corporation, Merrill/Global, Inc., a Minnesota corporation and Merrill/Executech, Inc. a Minnesota corporation (collectively, the "Subsidiary Guarantors") and Merrill Corporation, a Minnesota corporation ("Holdings" and, together with the Subsidiary Guarantors, the "Guarantors"), and (iii) DLJMB Funding II, Inc., DLJ First ESC, L.P. and DLJ ESC II, L.P. (collectively, with their affiliates, the "DLJ Entities") and John W. Castro in his individual capacity ("Mr. Castro"). Mr. Castro and the DLJ Entities are herein referred to as the "Purchasers."

    WHEREAS, the Company proposes to issue and sell $23,464,660.77 aggregate principal amount at maturity of its 14% Senior Discount Notes due 2008 (the "Notes"), guaranteed by the Guarantors, and the Purchasers have agreed, subject to the terms and conditions set forth herein, to purchase the Notes;

    NOW, THEREFORE, IT IS AGREED:

ARTICLE 1
ISSUANCE OF NOTES; CONSIDERATION; CONDITIONS

    SECTION 1.01.  Issuance of Notes.  On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, a Note in the aggregate principal amount at maturity set forth opposite its name on Exhibit A hereto, at the purchase price set forth opposite each Purchaser's name on Exhibit A hereto (the "Purchase Price").

    SECTION 1.02.  Delivery and Payment.  The Company shall deliver the Notes to the Purchasers at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York or at such other location as may be mutually acceptable. Payment of the aggregate Purchase Price for the Notes shall be made by wire transfer of immediately available funds to an account specified by the Company. Such delivery and payment shall be made at 10:00 a.m. New York City time, on January 12, 2001 or at such other time on the same date or such other date as shall be agreed upon by the Purchasers and the Company.

    SECTION 1.03.  Conditions.  The obligations of the Purchasers to purchase the Notes and to pay the Purchase Price hereunder shall be subject to the satisfaction of each of the following conditions:

      (a) DLJMB Funding II, Inc. ("DLJMB") shall have received counterparts of this Agreement and the Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Rights Agreement") signed by each of the parties hereto or thereto (or, in the case of any party as to which an executed counterpart shall not have been received, DLJMB shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof or thereof by such party);

      (b) DLJMB shall have received copies of the agreed forms of (i) the Note, as set forth in Exhibit B-1, and (ii) the Indenture as set forth in Exhibit B-2 hereto (the "Indenture");

      (c) No proceeding for the appointment of a trustee, receiver, sequestrator or other custodian of the Company, any of its Subsidiaries or any Guarantor, or for a substantial part of the property of any thereof, shall have been commenced, other than any such proceeding commenced by the Company, any of its affiliates or any DLJ Entity;

      (d) No bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or dissolution, winding up or liquidation proceeding, in respect of the Company, any of its Subsidiaries or any Guarantor, shall have been commenced other than any such case or proceeding commenced by the Company, any of its affiliates or any DLJ Entity;

      (e) No proceeding for the appointment of a trustee, receiver, sequestrator or other custodian of the Company, any of its Subsidiaries or any Guarantor and no bankruptcy, reorganization debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or dissolution, winding or liquidation proceeding, in each case in respect of the Company, any of its Subsidiaries or any Guarantor, shall have been commenced by the Company, any of its affiliates or any DLJ Entity after the acceleration of the loans outstanding under the New Credit Facility (as defined in the Indenture) or the exercise by any of the lenders or agents under the New Credit Facility of their remedies thereunder or under the security arrangements relating thereto.

ARTICLE 2
REPRESENTATIONS BY THE COMPANY AND SUBSIDIARY GUARANTORS

    The Company and the Guarantors represent and warrant to the Purchasers as follows:

    SECTION 2.01.  Corporate Existence and Power.  The Company and each Guarantor is a corporation or limited liability company, duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its state of organization. The Company and each Guarantor has all corporate or other power to own its properties and to carry on its business as now conducted.

    SECTION 2.02.  Authority and Approval.  The execution and delivery by the Company and each Guarantor of this Agreement, the Notes, the Indenture and the Registration Rights Agreement (collectively, the "Note Documents") to which it is a party and the issuance of the Notes by the Company have been duly and validly authorized and are within its powers. Each of the Note Documents (other than the Notes) has been duly executed and delivered by the Company and each Guarantor party thereto and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to equitable principles of general applicability. When executed and delivered by the Company against payment therefor in accordance with the terms hereof, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

ARTICLE 3
REPRESENTATIONS OF THE PURCHASERS

    Each Purchaser severally, and not jointly, represents and warrants to the Company as follows:

    SECTION 3.01.  Authorization.  Such Purchaser has full power and authority to enter into this Agreement and to perform its obligations hereunder.

    SECTION 3.02.  Enforceability.  With respect to each Purchaser, the execution and delivery of this Agreement by such Purchaser have been duly and validly authorized and are within its corporate or other powers. With respect to each Purchaser, this Agreement has been duly executed and delivered by such Purchaser and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

    SECTION 3.03.  Private Placement.

    (a) Such Purchaser understands that the offering and sale of the Notes to such Purchaser as contemplated hereby are intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to Regulation D and Section 4(2) thereunder.

    (b) The Note to be acquired by such Purchaser pursuant to this Agreement is being acquired for its own account for investment and without a view to the public distribution of such Note or any interest therein. Such Purchaser understands that the Note may not be transferred or sold unless registered under the 1933 Act and applicable state Blue Sky laws or an exemption from such registration becomes available.

    (c) Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes, and such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Note.

    (d) Such Purchaser has been given the opportunity to ask questions of and receive answers from the Company concerning the Company, the Guarantors, the Notes and other related matters. Such Purchaser further represents and warrants to the Company that it has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the acquisition of the Notes and that the Company and the Guarantors have made available to such Purchaser or its agents all documents and information relating to an investment in the Notes requested by or on behalf of such Purchaser. In evaluating the suitability of an investment in the Notes, such Purchaser has not relied upon any other representations or other information (other than as contemplated by the preceding sentences) whether oral or written made by or on behalf of the Company or the Guarantors.

    (e) Such Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the 1933 Act.

ARTICLE 4
MISCELLANEOUS

    SECTION 4.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission to the recipient's then current facsimile number) and shall be given, if to the Company or any Guarantor, to:

    Merrill Communications LLC
    One Merrill Circle
    St. Paul, Minnesota 55108
    Attention: General Counsel
    Fax: 651-632-4141

    and if to any Purchaser, to:

    c/o DLJMB Funding II, Inc.
    277 Park Avenue
    New York, NY 10172
    Attention: Ivy Dodes
    Fax: 212-892-7272

    and if to Mr. Castro, to:

    Mr. John W. Castro
    Merrill Corporation
    One Merrill Circle
    St. Paul, Minnesota 55108
    Fax: 208-246-7520

    and, in any case, with a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Attention: Lawrence E. Wieman, Esq.
    Fax: 212-450-4800

All such notices, requests and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    SECTION 4.02.  Amendments and Waivers.  Any provision of this Agreement may be amended, modified, supplemented or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

    SECTION 4.03.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided further that, notwithstanding the foregoing, any DLJ Entity may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to any of its affiliates (as such term is defined in Rule 144 under the 1933 Act).

    SECTION 4.04.  Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    SECTION 4.05.  Entire Agreement.  This Agreement and the other Note Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, including, without limitation, the commitment letter dated December 20, 2000.

    SECTION 4.06.  Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

    SECTION 4.07.  Governing Law.  This Agreement shall be governed by and construed in accordance with laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MERRILL COMMUNICATIONS LLC
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Vice President, General Counsel and Secretary

MERRILL CORPORATION
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Vice President, General Counsel and Secretary

MERRILL REAL ESTATE COMPANY
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL/MAGNUS PUBLISHING CORPORATION
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL/NEW YORK COMPANY
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL/MAY INC.
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL ALTERNATIVES, INC.
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL INTERNATIONAL, INC.
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

FMC RESOURCE MANAGEMENT CORPORATION
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL TRAINING & TECHNOLOGY, INC.
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL/GLOBAL, INC.
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

MERRILL/EXECUTECH, INC.
By:	/s/ STEVEN J. MACHOV
	Name:	Steven J. Machov

	Title:	Secretary

DLJMB FUNDING II, INC., a Delaware corporation
By:	/s/ MATTHEW SIROVICH
	Name:	Matthew Sirovich

	Title:	Principal

DLJ FIRST ESC, L.P.
By:	DLJ LBO Plans Management Corporation, as general partner
By:	/s/ MATTHEW SIROVICH
	Name:	Matthew Sirovich

	Title:	Principal

DLJ ESC II, L.P.
By:	DLJ LBO Plans Management Corporation, as general partner
By:	/s/ MATTHEW SIROVICH
	Name:	Matthew Sirovich

	Title:	Principal

By:	/s/ JOHN W. CASTRO
JOHN W. CASTRO

EXHIBIT A

	Principal Amount at Maturity of Notes to be Purchased	Purchase Price
DLJMB Funding II, Inc.	$16,257,122.11	$6,304,792.24
DLJ First ESC, L.P.	24,490.73	9,497.93
DLJ ESC II, L.P.	3,428,702.21	1,329,709.83
John W. Castro	3,754,345.72	1,456,000.00

Total	$23,464,660.77	$9,100,000.00

EXHIBIT B-1

[FORM OF NOTE]

Exhibit B-1
To Note Purchase Agreement

Form of Note

    THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF MERRILL COMMUNICATIONS LLC (THE "COMPANY") THAT (i) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND (B) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECUITIES LAWS OF ANY OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (ii) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED UPON EXCHANGE OR EXERCISE HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (i) ABOVE.

    FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT.

MERRILL COMMUNICATIONS LLC

14% Senior Discount Notes due 2008

No.

Issue Date:  January 12, 2001

Issue Price:  $387.82 (for each $1,000 Principal Amount at Maturity)

Principal Amount at Maturity:  $

MERRILL COMMUNICATIONS LLC (the "Company") promises to pay to        , or registered assigns, the Principal Amount at Maturity in Dollars on January 12, 2008.

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated: January 12, 2001
MERRILL COMMUNICATIONS LLC
By:
Name:
Title:

(Back of Note)
14% Senior Discount Notes due 2008

    This Note is one of a duly authorized issue of Notes of the Company consisting of other Senior Discount Notes due 2008 of the Company issued on January 12, 2001 and any replacement Notes issued in exchange for, or in lieu of, the foregoing in accordance with the terms hereof. The Notes are limited in aggregate Principal at Maturity to $23,464,660.77 plus the aggregate Principal Amount at Maturity of any Additional Notes issued pursuant to Section 2.02 of the Indenture (as defined below) and in compliance with Section 4.09 thereof. All of such Notes shall be treated as a single issue and vote together as one class for all purposes of this Note as described herein.

    1.  Incorporation by Reference of Provisions of the Indenture.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture (as amended in accordance herewith, the "Indenture") attached hereto as Exhibit A. At all times during which an indenture is not required to be qualified under the TIA with respect to the Notes or the Indenture has not otherwise been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by this reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder, and inure to the benefit of the Holders of the Notes, except that, to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company to the Trustee or any Paying Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any notices, certificates or other items to be delivered to the Trustee shall be delivered instead to the Company (and shall be delivered by the Company to each Holder), (iii) any notices, certificates or other items to be delivered by the Trustee to the Holders, such notices, certificates or other items shall be delivered instead by the Company to the Holders, (iv) any payments to be made by the Company to the Trustee or Paying Agent for payment to Holders, such payments shall instead be paid directly by the Company to the applicable Holder in the same manner as set forth in Section 3 below, (v) approval of the form of Notes or notations, legends or endorsements thereon by the Trustee, the Holders of a majority in outstanding principal amount of the Notes shall instead approve such form and notations, legends or endorsements (the form of Notes delivered to the initial Holders on the date of original issuance of the Notes and notations, legends and endorsements thereon being deemed to have been so approved), (vi) any Note to be authenticated by the Trustee or an Authenticating Agent, the Notes shall instead be authenticated by the Company (the execution and delivery of any Note by manual signature of the Company to be deemed to constitute such authentication for all purposes), (vii) that a Person other than the Company, Holdco or any Affiliate thereof act as Paying Agent for presentation or surrender of Notes for payment, the Company, Holdco or any Affiliate thereof may nonetheless so act, (viii) the Company to initially appoint the Trustee as Registrar or Paying Agent (to the extent of acting as agent for receiving surrender or presentations of, but not deposits of payments on, Notes) and agents for service of demands and notices in connection with the Notes, the Company instead hereby appoints its office at One Merrill Circle, St. Paul, Minnesota 55108, for such purpose (with Section 4.02 of the Indenture not to apply thereto), (ix) Notes to be canceled by the Trustee, such Notes shall instead be canceled by the Company, (x) the Opinions of Counsel to be delivered to the Trustee pursuant to the Indenture shall instead be delivered to the Holders, (xi) any Notes to be surrendered or forwarded to the Trustee or any Paying Agent or Registrar, such Notes shall be surrendered or forwarded instead to the Company, (xii) any notices, certificates or other items to be delivered by the Holders to the Registrar or Paying Agent, such notices, certificates or other items shall be delivered instead to the Company and (xiii) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company.

    2.  Accreted Value; Interest.  The Company promises to pay the Principal Amount at Maturity of this Note on January 12, 2008. Except as set forth in this section 2, no interest will accrue on this Note.

    The principal amount owed under this Note at any date prior to January 12, 2008 shall be equal to the Accreted Value.

    "Accreted Value" means, for any Note, as of any date of determination, the sum of (i) the Issue Price of such Note and (ii) the portion of the excess of the Principal Amount at Maturity of such Note over the Issue Price of such Note which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 14% per annum of the Issue Price of such Note, compounded semi-annually on each January 12 and July 12 from July 12, 2001 through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

    The Company shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 15% per annum to the extent lawful and shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

    3.  Method Of Payment.  The Company will pay the principal (or Accreted Value) of, premium and interest, if any, on the Notes to the Persons who are registered Holders of Notes on the applicable payment date. The Notes will be payable as to principal (or Accreted Value), premium and interest, if any, by wire transfer of immediately available funds to the accounts specified in writing by the Holder hereof, or, if no such account is specified, by mailing a check to the Holder's registered address. Holders of Notes must surrender their Notes to the Paying Agent to collect principal (or Accreted Value) payments. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    4.  Paying Agent And Registrar.  Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Holdco or any of its Subsidiaries may act in any such capacity.

    5.  Indenture.  In the event an indenture is required to be qualified under the Trust Indenture Act of 1939 (U.S. Code §§ 77aaa-77bbbb), as amended from time to time (the "TIA"), or at any time after the date hereof, upon the request of Holders of in excess of 25% in aggregate Principal Amount at Maturity of outstanding Notes, the Company shall appoint a Trustee (the "Trustee") who satisfies the eligibility requirements set forth in Section 7.10 of the Indenture and, in any such event, the Company shall take whatever actions are necessary to cause an Indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company, the Guarantors and the Trustee and to be qualified under the TIA. In such event, (i) this Note shall be deemed to be one of an issue of Notes of the Company issued under the Indenture; (ii) the terms of the Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as amended from time to time; and (iii) the Notes shall be subject to all such terms. Holders of Notes are referred to the Indenture and the TIA for a statement of all such terms.

    6.  Optional Redemption.

      (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of Accreted Value at the applicable redemption date) set forth below, if redeemed during the twelve-month period beginning on January 12 of the years indicated below:

Year	Percentage
Prior to 2005	114.000%
2005	107.000%
2006	103.500%
2007 and thereafter	100.000%

      (b) Any redemption pursuant to this Section 6(b) shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture and is subject to the restrictions in Section 7 hereof.

    7.  Restrictions on Redemption.  By its acceptance of this Note, each Holder of such Note acknowledges that the New Credit Facility prohibits the Company from voluntarily redeeming all or any portion of the Notes, or from mandatorily redeeming all or any portion of the Notes pursuant to Section 8 hereof, prior to payment in full of all obligations under the New Credit Facility, and each Holder hereby agrees that it shall not accept the redemption price in respect of any voluntary redemption or any mandatory redemption pursuant to Section 8 hereof at any time prior to the payment in full of all Obligations under the New Credit Facility.

    8.  Mandatory Redemption.  Except as set forth in Section 8 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

    9.  Repurchase At Option Of Holder.

      (a) Upon the occurrence of (i) a Change of Control and (ii) repayment in full of all Obligations under the New Credit Facility (and subject, if and to the extent that any Notes are held by an Affiliate of Holdco, to the requirements of the Holdco Note Indenture), each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to a minimum of $1,000 Principal Amount at Maturity) of such Holder's Notes pursuant to the offer described in Section 4.14 of the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof at the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

      (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdco or a Restricted Subsidiary of Holdco, as the case may be, shall apply such Net Proceeds, at its option (or to the extent the Company or Holdco is required to apply such Net Proceeds pursuant to the terms of the New Credit Facility or, as long as and to the extent the Notes are held by an Affiliate of Holdco, the Holdco Notes Indenture), to (a) (i) repay Indebtedness under the New Credit Facility or (ii) repay or repurchase Pari Passu Indebtedness of the Company or any Guarantor, any Indebtedness of any Restricted Subsidiary of Holdco that is not a Guarantor and, so long as and to the extent the Notes are held by an Affiliate of Holdco, the Holdco Notes (but only to the extent required under the Holdco Note Indenture), as the case may be, provided that, if the Company or any Guarantor shall so repay or purchase Pari Passu Indebtedness of the Company or such Guarantor, it will equally and ratably reduce Indebtedness under the Notes and the Note Guarantee if the Notes are then redeemable, or, if the Notes may not then be redeemed, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase at a purchase price equal to 100% of the Accreted Value of the Notes at the date of purchase, the Notes that would otherwise be redeemed, or

  (b) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by Holdco or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of Permitted Investments. Pending the final application of any such Net Proceeds, Holdco and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15.0 million and the Company has repaid in full all Obligations under the New Credit Facility, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (taking into account, if any of the Notes are held by an Affiliate of Holdco, the requirement of the Holdco Note Indenture), at an offer price in cash in an amount equal to 100% of the Accreted Value thereof at the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased as set forth in Sections 3.02 and 3.03 of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

    10.  Notice Of Redemption.  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Only Notes in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date further principal ceases to accrete on Notes or portions thereof called for redemption.

    11.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $1,000 Principal Amount at Maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    12.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

    13.  Amendment, Supplement And Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the then outstanding Notes and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's or Guarantors' obligations to Holders of the Notes by a successor to the Company or the Guarantors in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for additional guarantees of the Notes.

    14.  Defaults And Remedies.  Each of the following constitutes an "Event of Default": (a) default in payment when due of the principal (or Accreted Value) of or premium, if any, on the Notes; (b) failure by Holdco or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding to comply with Sections 4.07, 4.09, 4.10 or 4.14 or Article 5 of the Indenture; (c) failure by the Company or Holdco for 60 days after notice from the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdco or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdco or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (e) failure by Holdco or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (f) except as permitted by the Indenture, the Note Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force any effect or the Guarantors, or any Person acting on behalf of the Guarantors, shall deny or disaffirm its obligations under the Note Guarantees; and (g) certain events of bankruptcy or insolvency as described in the Indenture.

    15. If any Event of Default (other than certain events of bankruptcy or insolvency) occurs and is continuing, the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Accreted Value of the Notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness under the New Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the New Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate Principal Amount at Maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal (or Accreted Value), interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived; provided that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal (or Accreted Value) or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

    16.  Trustee Dealings With Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or Holdco or its Affiliates, and may otherwise deal with the Company or Holdco or its Affiliates, as if it were not the Trustee.

    17.  No Recourse Against Others.  No member, director, officer, employee or incorporator of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    18.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

    19.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint69 tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    20.  Additional Rights Of Holders Of Restricted Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

    21.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

    MERRILL COMMUNICATIONS LLC
    One Merrill Circle
    St. Paul, Minnesota 55108
    Telecopier No.: (651) 659-7986 and (651) 632-4141
    Attention: Chief Financial Officer and General Counsel

ASSIGNMENT FORM

    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax. I.D. no.)

(Print or type assignee's name, address, and zip code)

and irrevocably appoint                              to transfer this Note on the books of the Company. The agent may substitute another to act for him.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES PRIOR TO THE DATE OF AN EFFECTIVE REGISTRATION:]

    In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

[Check One]

(a)
this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

(b)
this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Date:	Signature:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a), ABOVE, IS CHECKED:

    The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:

Signature Guarantee.

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

OPTION OF HOLDER TO ELECT PURCHASE

    If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

    / / Section 4.10                   / / Section 4.14

    If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the Principal Amount at Maturity you elect to have purchased: $

Date	Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:

Signature Guarantee.

NOTE GUARANTEE

    Merrill Real Estate Company, Merrill/Magnus Publishing Corporation, Merrill/New York Company, Merrill/May Inc., Merrill Alternatives, Inc., Merrill International, Inc., FMC Resource Management Corporation, Merrill Training & Technology, Inc., Merrill/Global, Inc., Merrill/Executech, Inc., and Merrill Corporation (the "Guarantors") hereby unconditionally guarantee, jointly and severally, to the fullest extent permitted by law, (i) the due and punctual payment of the principal of the Notes, whether at the maturity, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

    The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 10 of the Indenture (including, without limitation, Section 10.02 of the Indenture) and such other provisions of the Indenture as are applicable to the Guarantors are incorporated herein by reference.

    This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

    This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

    In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF OTHER JURISDICTION WOULD BE REQUIRED THEREBY.

THE GUARANTORS, as named above
By:

Name:
Title:	Attorney-in-Fact

EXHIBIT B-2

[FORM OF INDENTURE]

EXHIBIT B-2
To Note Purchase Agreement

MERRILL COMMUNICATIONS LLC

14% SENIOR DISCOUNT NOTES DUE 2008

AND

14% SERIES B SENIOR DISCOUNT NOTES DUE 2008

Guaranteed to the extent set forth herein by
the Guarantors named herein

INDENTURE

Dated as of [         ]

[NAME OF TRUSTEE]

as TRUSTEE

    INDENTURE dated as of [        ], between Merrill Communications LLC, a Delaware limited liability company (referred to herein as the "Company"), the guarantors party hereto (each, a "Guarantor" and together, the "Guarantors"), and [TRUSTEE], as trustee (the "Trustee").

    The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Senior Discount Notes due 2008 (the "Notes").

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  DEFINITIONS.

    "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of Holdco to which Holdco or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

    "Accreted Value" means, for any Note, as of any date of determination, the sum of (i) the Issue Price of such Note and (ii) the portion of the excess of the Principal Amount at Maturity of such Note over the Issue Price of such Note which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 14% per annum of the Issue Price of such Note, compounded semi-annually on each January 12 and July 12, from January 12, 2001 through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

    "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering an asset acquired by such specified Person at the time such asset is acquired by such specified Person.

    "Additional Notes" means Notes (other than the Initial Notes) issued under this Indenture in accordance with and subject to compliance with Sections 2.02 and 4.09 hereof that (i) are issued as part of the same class as the Initial Notes and (ii) have the same terms in all respects as the Initial Notes.

    "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agent" means any Registrar, Paying Agent or co-registrar.

    "Asset Sale" means (a) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the Sections 4.14 and/or 5.01 and not by the provisions of Section 4.10), and (b) the issuance, sale or transfer by the Holdco or any of its Restricted Subsidiaries of Equity Interests of any of the Holdco's Restricted Subsidiaries, in the case of either clause (a) or (b) above, whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $5.0 million or (ii) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (a) dispositions in the ordinary course of business; (b) a disposition of assets by the Company or Holdco to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or Holdco or to another Restricted Subsidiary; (c) a disposition of Equity Interests by a Restricted Subsidiary to the

Company or Holdco or to another Restricted Subsidiary; (d) the sale and leaseback of any assets within 90 days of the acquisition thereof; (e) foreclosures on assets; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; (g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (h) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 hereof; (i) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and (j) the licensing or sale of intellectual property.

    "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including, without limitation, any period for which such lease has been extended or may, at the option of the lesser, be extended).

    "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    "Board of Directors" means the Board of Directors of Holdco, or any authorized committee of the Board of Directors.

    "Business Day" means any day other than a Legal Holiday.

    "Capital Expenditure Indebtedness" means Indebtedness or Disqualified Stock incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by such Person which have a useful life of more than one year so long as (a) the purchase or construction price for such property or assets is included in "addition to property, plant or equipment" in accordance with GAAP, (b) the acquisition or construction of such property or assets is not part of any acquisition of a Person or line of business and (c) such Indebtedness or Disqualified Stock is incurred within 90 days of the acquisition or completion of construction of such property or assets.

    "Capital Lease Obligation" means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the New Credit Facility, (iii) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Holdco) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution, (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above, and (vi) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (v)

above (including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary).

    "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdco and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties; (b) the adoption of a plan for the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting equity interests of Holdco; or (d) the first day on which a majority of the members of the Board of Directors are not Continuing Members.

    "Commission" means the Securities and Exchange Commission.

    "Company" means Merrill Communications LLC, a Delaware limited liability company, until a successor corporation shall have become such pursuant to Section 5.02 and thereafter "Company" shall mean such successor corporation.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, to the extent deducted in computing Consolidated Net Income, (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (b) Fixed Charges of such Person for such period, (c) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge, to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, (d) net periodic post-retirement benefits, (e) other income or expense net as set forth on the face of such Person's statement of operations, (f) expenses and charges related to the Merger and the Merger Financing (including, without limitation, the Financial Advisory Fee and any payments made pursuant to the Merger Agreement), the New Credit Facility (including, without limitation, commitment, syndication and arrangement fees payable thereunder) and the Offering (including, without limitation, underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof and (g) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees and costs incurred in connection with the Merger and Merger Financing), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall (i) any amortization of deferred financing costs (ii) interest expense attributable to any defeased (covenant or legal) Indebtedness and (iii) any non-cash interest expense on preferred stock or warrants (other than non-cash interest expense on Disqualified Stock) be included in Consolidated Interest Expense); and (b) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income (or loss) of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (b) the Net Income (or loss) of any Restricted Subsidiary of the referent Person other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, except for any such restriction existing under or by reason of the New Credit Facility, (c) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded.

    "Continuing Members" means, as of any date of determination, any member of the Board of Directors who (a) was a member of such Board of Directors immediately after consummation of the Merger and the Merger Financing or (b) was nominated for election or elected to such Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Members who were members of such Board of Directors at the time of such nomination or election or was proposed by DLJ Merchant Banking funds.

    "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

    "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Holdco or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of such Person subject to the terms of any debt instrument to which such Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof; and provided further that, if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

    "DLJ Merchant Banking funds" means DLJMB Funding II, Inc. and its Affiliates.

    "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

    "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Notes" means the 14% Series B Discount Notes due 2008 issued in the Exchange Offer pursuant to Section 2.06(a) hereof.

    "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

    "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

    "Existing Indebtedness" means Indebtedness or Disqualified Stock of Holdco and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Holdco Note Issuance Date, until such amounts are repaid.

    "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless the TIA otherwise requires, fair market value shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors delivered to the Trustee.

    "Financial Advisory Fee" means the annual advisory fee of $300,000 to be paid to Donaldson, Lufkin & Jenrette Securities Corporation, as described in the Company's Offering Memorandum, dated November 18, 1999, relating to the Offering.

    "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) the Consolidated Interest Expense of such Person for such period and (b) all dividend payments on any series of preferred stock of such Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock) and any non-cash dividends on preferred stock that is not Disqualified Stock, in each case, on a consolidated basis and in accordance with GAAP.

    "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date). In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, the Merger, and acquisitions that have been made by the Company or any of its Subsidiaries, including, without limitation, all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with such acquisition, as determined in good faith by an officer of the Company (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission) and without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income.

    "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Holdco Note Issuance Date.

    "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

    "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantors" means (i) Holdco, (ii) each Wholly Owned Restricted Subsidiary of the Holdco (other than the Company) on the date of this Indenture that is a Domestic Subsidiary as set forth on Schedule A hereto and (iii) any other Subsidiary that executes a guarantee of the Notes in accordance with the provisions of this Indenture.

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) forward foreign exchange contracts or currency swap agreements, (c) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values and (d) agreements designed to protect such Person against fluctuations in raw material prices, including paper.

    "Holdco" means Merrill Corporation, a Minnesota corporation, the corporate parent of the Company, or its successors.

    "Holdco Note Indenture" means the indenture dated November 23, 1999, among Holdco, the guarantors party thereto and Norwest Bank Minnesota, N.A., as trustee.

    "Holdco Note Issuance Date" means November 23, 1999, the date on which the Holdco Notes were first issued and authenticated under the Holdco Note Indenture.

    "Holdco Notes" means the 12% Senior Subordinated Notes due 2009 issued by Holdco pursuant to the Holdco Note Indenture.

    "Holder" means a Person in whose name a Note is registered.

    "Indebtedness" means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided that Indebtedness shall not include the pledge by Holdco or the Company of the Capital Stock of an Unrestricted Subsidiary of Holdco to secure Non-Recourse Debt of such Unrestricted Subsidiary. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Indebtedness; provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that such Indebtedness was incurred (or, if such Indebtedness was incurred prior to the Holdco Note Issuance Date, the Spot Rate in effect on the Holdco Note Issuance Date).

    "Indenture" means this Indenture, as amended or supplemented from time to time.

    "Initial Notes" means the first $23,464,660.77 in aggregate Principal Amount at Maturity of 14% Senior Discount Notes due 2008 issued pursuant to this Indenture.

    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including, without limitation, guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding (a) commission, travel and similar advances to officers and employees made in the ordinary course of business and (b) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an investment by Holdco, or any Restricted Subsidiary of Holdco for consideration consisting of common equity securities of Holdco shall not be deemed to be an Investment (other than for purposes of clause (iii) of the definition of "Qualified Proceeds"). If Holdco or any Restricted Subsidiary of Holdco sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdco such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdco, Holdco shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

    "Issue Price" means, in connection with the original issuance of any Note, the initial issue price at which such Note is sold, as set forth on the face of such Note, calculated by discounting the Principal Amount at Maturity of such Note at a rate of 14% per annum, compounded semi-annually on each January 12 and July 12, from January 12, 2008 to July 12, 2001.

    "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "Management Loans" means one or more loans by Holdco or the Company to employees, independent contractors and/or directors of the Company, Holdco and any of its Restricted Subsidiaries to finance the purchase by such employees, independent contractors and directors of common stock of Holdco.

    "Merger" means the merger of Viking, a Minnesota corporation, with and into Holdco pursuant to the terms of the Merger Agreement.

    "Merger Agreement" means that certain Agreement and Plan of Merger dated as of July 14, 1999 between Holdco and Viking, a company controlled by DLJ Merchant Banking Partners II, L.P. and its affiliates, as amended.

    "Merger Financing" means (i) the issuance and sale by Viking of its common stock, warrants to purchase common stock and preferred stock for consideration; (ii) the issuance and sale by Holdco of the Units; and (iii) the execution and delivery by the Company, Holdco and certain of its subsidiaries of the New Credit Facility and the borrowing of loans, and issuance of letters of credit thereunder; in each case to fund the Merger and related transactions, including without limitation, the payment of fees and expenses and the refinancing of outstanding indebtedness of Holdco and its subsidiaries.

    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

    "Net Proceeds" means the aggregate cash proceeds received by, Holdco or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication, (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the New Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Holdco or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

    "New Credit Facility" means that certain Credit Agreement, dated as of November 23, 1999 among the Company, as borrower, Holdco as guarantor, various financial institutions party thereto, as amended by the First Amendment dated as of October 31, 2000, including, without limitation, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting lenders, borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder (provided that on the date such Indebtedness is incurred it would not be prohibited Section 4.09 hereof) or (iv) otherwise altering the terms and conditions thereof.

    "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including, without limitation, any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdco or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Holdco or any of its Restricted Subsidiaries to secure debt of such Unrestricted Subsidiary) or assets of Holdco or any of its Restricted Subsidiaries; provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Holdco or any of its Restricted Subsidiaries if Holdco or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

    "Note Guarantees" means the guarantees by the Guarantors of the Company's payment obligations under this Indenture and the Notes.

    "Notes" has the meaning assigned to it in the preamble to this Indenture and shall include the Additional Notes and, when and if issued pursuant to the Registration Rights Agreement, the Exchange Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Offering" means the offering of the Units issued on the Holdco Note Issuance Date by Holdco.

    "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

    "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 11.04 and 11.05 hereof.

    "OID Legend" means the legend set forth in Section 2.06(b)(ii) to be placed on all Notes issued under this Indenture.

    "Opinion of Counsel" means an opinion in form and substance reasonably satisfactory to the Trustee and from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.04 and 11.05 hereof. The counsel may be an employee of or counsel to Holdco, any Subsidiary of Holdco or the Trustee.

    "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment to the Notes or any Note Guarantee , other than Indebtedness or Guarantees pursuant to the New Credit Facility.

    "Permitted Business" means any Person engaged directly or indirectly in the communications and document services business or any business reasonably related, incidental or ancillary thereto.

    "Permitted Investments" means (a) any Investment in Holdco or in a Restricted Subsidiary of Holdco; (b) any Investment in cash or Cash Equivalents; (c) any Investment by Holdco or any Restricted Subsidiary of Holdco in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of Holdco or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdco or a Wholly Owned Restricted Subsidiary of Holdco; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Holdco; (f) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (f) that are at that time outstanding, not to exceed 15% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (g) Investments relating to any special purpose Wholly Owned Subsidiary of Holdco organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility; (h) the Management Loans or Investment in the Company or Holdco to fund Management Loans; (i) Hedging Obligations permitted to be incurred under Section 4.09 hereof; and (j) any Investment acquired in exchange for the license or sale of intellectual property.

    "Permitted Liens" means: (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with Holdco or any Restricted Subsidiary of Holdco, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not secure any property or assets of Holdco or any Restricted Subsidiary of Holdco other than the property or assets subject to the Liens prior to such merger or consolidation; (ii) Liens existing on the Holdco Note Issuance Date; (iii) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Holdco or its Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided that (A) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (B) such Liens do not extend to any other assets of Holdco or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (C) the incurrence of such Indebtedness is permitted by Section 4.09 hereof and (D) such Liens attach within 365 days of such purchase, construction, installation, repair, addition or improvement; (iv) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (v) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (vi) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary; (vii) Liens securing (A) Indebtedness (including, without limitation, all Obligations) under the New Credit Facility or any Foreign Credit Facility and (B) Hedging Obligations payable to a lender under the New Credit Facility or an Affiliate thereof or to a person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including without limitation, all Obligations) under the New Credit Facility; (viii) Liens created by the defeasance (covenant or legal) of any Indebtedness; and (ix) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

    "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of Holdco or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of Holdco or any of its Restricted Subsidiaries; provided that (a) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, plus premium, if any, and accrued interest on the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded, and (c) in the case of Disqualified Stock or, in the case of Indebtedness, if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Disqualified Stock or Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including, without limitation, any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

    "Principal Amount at Maturity" of any Note means the principal amount of such Note due at maturity on January 12, 2008 as set forth on the face of such Note.

    "Principals" means DLJ Merchant Banking funds, John Castro and Rick Atterbury.

    "Private Placement Legend" means the legend set forth in Section 2.06(b)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

    "Public Equity Offering" means any issuance of common stock or preferred stock by Holdco (other than Disqualified Stock) that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of Holdco or the Company or otherwise as compensation to employees of Holdco or its Restricted Subsidiaries.

    "Qualified Proceeds" means any of the following or any combination of the following: (i) cash; (ii) Cash Equivalents; (iii) assets (other than Investments) that are used or useful in a Permitted Business; and (iv) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Holdco or any Restricted Subsidiary of Holdco of such Capital Stock, (A) such Person becomes a Restricted Subsidiary of Holdco or any Restricted Subsidiary of Holdco or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdco or any Restricted Subsidiary of Holdco.

    "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which Holdco or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

    "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 12, 2001, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

    "Related Party" means, with respect to any Principal, (i) any controlling stockholder or partner of such Principal on the Holdco Note Issuance Date, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a majority of the controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (i) or this clause (ii).

    "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "Restricted Investment" means an Investment other than a Permitted Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "Spot Rate" means, for any currency, the spot rate at which such currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on such date of determination for the immediately preceding business day or, if such rate is not available, as determined in any publicly available source of similar market data.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (ii) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

    "Total Assets" means the total consolidated assets of Holdco and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Holdco.

    "Trustee" means, except solely for purposes of Section 8.05 as otherwise specified therein, the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means, the successor serving hereunder.

    "Units" means the units offered in the Offering, consisting of the Holdco Notes and warrants to purchase common stock of Viking (which warrants became warrants to purchase class B common stock of Holdco upon consummation of the Merger).

    "Unrestricted Subsidiary" means any Subsidiary of Holdco (other than the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdco or any Restricted Subsidiary of Holdco unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdco; (c) is a Person with respect to which neither Holdco nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests (other than Investments described in clause (g) of the definition of Permitted Investments) or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels, of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdco or any of its Restricted Subsidiaries other than guarantees that are being released upon designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdco as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdco of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

    "Viking" means Viking Merger Sub, Inc.

    "Weighted Average Life to Maturity" means when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or in the case of Disqualified Stock, liquidation preference, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness or Disqualified Stock.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

    "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02  OTHER DEFINITIONS.

Term	Defined in Section
"Adjusted Maximum Amount"	10.02
"Aggregate Payments"	10.02
"Asset Sale Offer"	4.10
"Affiliate Transaction"	4.11
"Authentication Order"	2.02
"Bankruptcy Law"	4.01
"Change of Control Offer"	4.14
"Change of Control Payment"	4.14
"Change of Control Payment Date"	4.14
"Contributing Guarantor"	10.02
"Covenant Defeasance"	8.03
"Event of Default"	6.01
"Excess Proceeds"	4.10
"Fair Share"	10.02
"Fair Share Shortfall	10.02
"Fraudulent Transfer Laws"	10.02
"Funding Guarantor"	10.02
"incur"	4.09
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Paying Agent"	2.03
"Payment Default"	6.01
"Permitted Indebtedness"	4.09
"Purchase Date"	3.09
"Registrar"	2.03
"Restricted Payments"	4.07

SECTION 1.03  INCORPORATION OF TIA PROVISIONS.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

    "indenture securities" means, the Notes;

    "indenture security Holder" means, a Holder of a Note;

    "indenture to be qualified" means, this Indenture;

    "indenture trustee" or "institutional trustee" means, the Trustee; and

    "obligor" on the Notes means, the Company and any successor obligor upon the Notes.

    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION.

    Unless the context otherwise requires:

      (1) a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3) "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5) provisions apply to successive events and transactions; and

      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2
THE NOTES

SECTION 2.01  FORM AND DATING.

    (a)  General.  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 Principal Amount at Maturity.

    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02  EXECUTION AND AUTHENTICATION.

    One Officer shall sign the Notes for the Company by manual or facsimile signature.

    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

    The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to $23,464,660.77 in aggregate Principal Amount at Maturity, plus the aggregate Principal Amount at Maturity of any Additional Notes issued pursuant to this Section 2.02 and in compliance with Section 4.09 hereof and shall authenticate Exchange Notes for original issue in the aggregate Principal Amount at Maturity of up to such amount, provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The aggregate Principal Amount at Maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03  REGISTRAR AND PAYING AGENT.

    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

    The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company, Holdco or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05  HOLDER LISTS.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business

Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06  TRANSFER AND EXCHANGE.

    (a)  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Exchange Notes in an amount equal to the aggregate Principal Amount at Maturity of the Notes accepted for exchange in the Exchange Offer.

    Concurrently with the issuance of Exchange Notes in the Exchange Offer, the Company shall deliver an Opinion of Counsel to the Trustee to the effect that the Exchange Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Restricted Securities in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

    (b)  Legends.  The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

      (i)  Private Placement Legend.

        (A) Except as specified in Section 2.06(b)(i) (B) below, each Note (and all Notes issued in exchange therefore or upon registration of transfers or replacement thereof) shall bear the legend in substantially the following form:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGANALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF MERRILL COMMUNICATIONS LLC (THE "COMPANY") THAT (i) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND (B) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECUITIES LAWS OF ANY OF THE

      UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (ii) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED UPON EXCHANGE OR EXERCISE HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (i) ABOVE."

        (B) Notwithstanding the foregoing, a Note shall not bear the Private Placement Legend if:

          (1) it is an Exchange Note;

          (2) it is issued upon registration of transfer or replacement of, or in exchange for, a Note which does not bear the Private Placement Legend; or

          (3) it is issued upon registration of transfer or replacement of, or in exchange for, a Note which bears the Private Placement Legend, but there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act

        (C) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only in accordance herewith and therewith. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

      (ii)  OID Legend.  Each Note shall bear a legend in substantially the following form:

      "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT."

    (c)  General Provisions Relating to Transfers and Exchanges.

       (i) Subject to the provisions of this Section 2.06, when Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal Principal Amount a Maturity of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing.

      (ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes upon the Company's order or at the Registrar's request.

      (iii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.09, 4.10 and 4.14 hereof).

      (iv) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      (v) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      (vi) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (vii) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     (viii) The Trustee shall authenticate Notes in accordance with the provisions of Section 2.02 hereof.

      (ix) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07  REPLACEMENT NOTES.

    If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

    Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08  OUTSTANDING NOTES.

    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, Notes held by the Company, Holdco or a Subsidiary of Holdco shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

    If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

    If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding.

    If the Paying Agent (other than Holdco, a Subsidiary of Holdco or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding.

SECTION 2.09  TREASURY NOTES.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, including, without limitation, for purposes of Section 9.02, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY NOTES.

    Until certificates representing Notes are ready for delivery, the Company may prepare, and the Trustee, upon receipt of an Authentication Order, shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon receipt of an Authentication Order, authenticate Definitive Notes in exchange for temporary Notes.

    Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION.

    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Trustee shall provide the Company evidence of all Notes that have been cancelled from time to time as requested by the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  [INTENTIONALLY OMITTED].

SECTION 2.13  CUSIP NUMBERS.

    The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

SECTION 3.01 NOTICES TO TRUSTEE.

    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the Principal Amount at Maturity of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED.

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 Principal Amount at Maturity or less shall be redeemed in part.

    The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the Principal Amount at Maturity thereof to be redeemed. The Principal Amount at Maturity of Notes and portions of Notes selected shall be in a minimum amount of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03  NOTICE OF REDEMPTION.

    Subject to the provisions of Section 3.09 hereof, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the Principal Amount at Maturity thereof to be redeemed. A new Note in Principal Amount at Maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, further Principal Amount at Maturity ceases to accreted on Notes or portions of them called for redemption.

    The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f)  that, unless the Company defaults in making such redemption payment, further Principal Amount at Maturity on Notes called for redemption ceases to accreted on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION.

    Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.

    Prior to 11:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of all Notes or the portion thereof to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

    If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, no further principal shall accrete on the Notes or the portions of Notes called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, further principal shall accrete from the redemption date until the redemption price is paid, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06  NOTES REDEEMED IN PART.

    Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of the Company's written request, the Trustee shall as soon as practicable authenticate for the Holder at the expense of the Company a new Note equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

SECTION 3.07  OPTIONAL REDEMPTION.

    The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of Accreted Value at the applicable redemption date) set forth below, if redeemed during the twelve-month period beginning on January 12 of the years indicated below:

Year	Percentage
Prior to 2005	114.000%
2005	107.000%
2006	103.500%
2007 and thereafter	100.000%

    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof and is subject to the restrictions of Section 3/10 hereof.

SECTION 3.08  MANDATORY REDEMPTION.

    Except as provided in Sections 4.10 and 4.14, the Company is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

SECTION 3.09  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

    In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

    Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

      (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

      (f)  that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, an exchange agent or depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the exchange agent or depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Principal Amount at Maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the Accreted Value of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in a minimum denomination of $1,000 Principal Amount at Maturity shall be purchased); and

      (i)  that Holders whose Notes were purchased only in part shall be issued new Notes equal in Principal Amount to the unpurchased Principal Amount at Maturity of the Notes surrendered (or transferred by book-entry transfer).

    On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer having an Accreted Value equal to the Offer Amount, or if Notes having an aggregate Accreted Value of less than the Offer Amount have been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a Principal Amount at Maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

    Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10  RESTRICTIONS ON REDEMPTION.

    By its acceptance of any Note, each Holder of such Note acknowledges that the New Credit Facility prohibits the Company from voluntarily redeeming all or any portion of the Notes, or from mandatorily redeeming all or any portion of the Notes pursuant to Section 4.10 or 5.01, prior to payment in full of all obligations under the New Credit Facility, and each Holder hereby agrees that it shall not accept the redemption price in respect of any voluntary redemption or any mandatory redemption pursuant to Section 4.10 or 4.14 at any time prior to the payment in full of all Obligations under the New Credit Facility.

ARTICLE 4
COVENANTS

SECTION 4.01  PAYMENT OF NOTES.

    The Company shall pay or cause to be paid the principal of, premium and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, (i) holds as of 12:00 noon Eastern Time on the due date money deposited by the

Company in immediately available funds and designated for and sufficient to pay all principal, premium and interest, if any, then due and (ii) is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

    The Company shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 16% per annum to the extent lawful and shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Except as set forth in this section 4.01, each Note shall not bear interest.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY.

    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03  REPORTS.

    Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Holdco will furnish or cause to be furnished to the Holders of Notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdco were required to file such Forms, including, without limitation, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Holder's certified independent accountants, and (b) all current reports that would be required to be filed with the Commission on Form 8-K if Holdco were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, Holdco will file a copy of all such information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.04  COMPLIANCE CERTIFICATE.

    (a) The Company and the Guarantors (to the extent the Guarantors are so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers'

Certificate stating that a review of the activities of the Holdco and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors (if applicable) have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors (if applicable) have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors (if applicable) are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors (if applicable) are taking or propose to take with respect thereto.

    (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of Holdco's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or Holdco has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

    (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05  TAXES.

    Holdco shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS.

    Each of the Company and the Guarantors covenants that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  RESTRICTED PAYMENTS.

    Holdco will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of Holdco's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdco or dividends or distributions payable to

Holdco or any Wholly Owned Restricted Subsidiary of Holdco); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdco (other than any such Equity Interests owned by Holdco or any Restricted Subsidiary of Holdco); (c) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Holdco that is subordinated in right of payment to the Notes or the Note guarantees, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

       (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (ii) Holdco would, immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

      (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdco and its Restricted Subsidiaries after the Holdco Note Issuance Date (excluding Restricted Payments permitted by clauses (a) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (iii)), (b) through (g), (i), (j), (l), (m), (n) and (p) of the next succeeding paragraph), is less than the sum, without duplication, of (A) 50% of the Consolidated Net Income of Holdco for the period (taken as one accounting period) commencing August 1, 1999 to the end of the Holdco's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the Qualified Proceeds received by Holdco after the Holdco Note Issuance Date from contributions to Holdco's capital or from the issue or sale after the Holdco Note Issuance Date of Equity Interests of Holdco or of Disqualified Stock or convertible debt securities of Holdco to the extent that they have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Holdco and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) the amount equal to the net reduction in Investments in Persons after the Holdco Note Issuance Date who are not Restricted Subsidiaries (other than Permitted Investments) resulting from (x) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Holdco or any Restricted Subsidiary of Holdco from such Persons, (y) Qualified Proceeds received upon the sale or liquidation of such Investment and (z) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (h) or (l) below arising from the redesignation of such Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued (proportionate to Holdco's equity interest in such Subsidiary) at the fair market value of the net assets of such Subsidiary at the time of such redesignation).

  The foregoing provisions will not prohibit:

      (a) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would have complied with the provisions of this Indenture;

      (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Holdco in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdco) of other

  Equity Interests of Holdco (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;

      (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of Holdco with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

      (d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdco held by any employee or independent contractor of Holdco or any of its Restricted Subsidiaries pursuant to any equity subscription agreement or stock option agreement; provided that (i) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (x) $7.5 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (y)) of $15.0 million in any calendar year, plus (y) the aggregate net cash proceeds received by Holdco during such calendar year from any reissuance of Equity Interests by Holdco to members of management of Holdco and its Restricted Subsidiaries (provided that the amount of any such net cash proceeds that are used to permit an acquisition or retirement for value pursuant to this clause (d) shall be excluded from clause (iii)(B) of the preceding paragraph) and (ii) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

      (e) payments and transactions in connection with the Merger (including, without limitation, the Financial Advisory Fee and any payments made pursuant to the Merger Agreement), the Merger Financing, the New Credit Facility (including, without limitation, commitment, syndication and arrangement fees payable thereunder), and the Offering and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;

      (f)  the payment of dividends by a Restricted Subsidiary of Holdco on any class of common stock of such Restricted Subsidiary if (i) such dividend is paid pro rata to all holders of such class of common stock and (ii) at least a majority of such class of common stock is held by Holdco or one or more of its Restricted Subsidiaries;

      (g) the repurchase of any class of common stock of a Restricted Subsidiary of Holdco if (i) such repurchase is made pro rata with respect to such class of common stock and (ii) at least a majority of such class of common stock is held by Holdco or one or more of its Restricted Subsidiaries;

      (h) any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (h) since the Holdco Note Issuance Date, does not exceed $25.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (h), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary valued (proportionate to Holdco's equity interest in such Subsidiary at the time of such redesignation) at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clause (i) and (ii), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (h); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Investment;

      (i)  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdco or any Restricted Subsidiary of Holdco issued on or after the Holdco Note Issuance Date in accordance with Section 4.09 hereof; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

      (j)  repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

      (k) the payment of dividends or distributions on common stock of Holdco following the first public offering of common stock of Holdco after the Holdco Note Issuance Date (other than a public offering of the common stock of Holdco registered on Form S-8), of up to 6.0% per year of the net proceeds received by the Company from such public offering of its common stock; provided that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends or distributions;

      (l)  any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (l) since the Holdco Note Issuance Date, does not exceed $25.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (l) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary valued (proportionate to the Company's equity interest in such Subsidiary at the time of such redesignation) at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clause (i) and (ii), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (l); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

      (m) the pledge by the Company or Holdco of the Capital Stock of an Unrestricted Subsidiary of Holdco to secure Non-Recourse Debt of such Unrestricted Subsidiary;

      (n) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the Holdco Note Issuance Date; provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (x) the amount of cash and Cash Equivalents received by such Restricted Subsidiary from the issue or sale thereof and (y) any accrued dividends thereon the payment of which would be permitted pursuant to clause (i) above;

      (o) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by the Company after the Holdco Note Issuance Date from contributions to the Holdco's capital or from the issue and sale after the Holdco Note Issuance Date of Equity Interests of Holdco or of Disqualified Stock or convertible debt securities to the extent they have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Holdco and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time such Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of such Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (iii)(B) of the preceding paragraph); and

      (p) distributions or payments of Receivables Fees.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by Holdco and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of (i) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdco or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and (ii) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Holdco of such Qualified Proceeds. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

SECTION 4.08  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

    Holdco will not, and will not permit any of Holdco's Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Holdco to (a)(i) pay dividends or make any other distributions to Holdco or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to Holdco or any of its Restricted Subsidiaries, (b) make loans or advances to Holdco or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to Holdco or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Holdco Note Issuance Date, (b) the New Credit Facility as in effect as of the Holdco Note Issuance Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, (c) the Holdco Note Indenture and the Holdco Notes, (d) this Indenture and the Notes, (e) applicable law and any applicable rule, regulation or order, (f) any agreement or instrument of a Person acquired by Holdco or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) customary non-assignment or subletting provisions in leases or licenses entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (f) above on the property so acquired, (i) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (j) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Board of Directors, not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced, (k) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) other Indebtedness or Disqualified Stock of Restricted Subsidiaries of Holdco permitted to be incurred subsequent to the Holdco Notes Issuance Date pursuant to the provisions of Section 4.09 hereof, (n) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (o) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility.

SECTION 4.09  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

    Holdco will not, and will not permit any of Holdco's Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness), Holdco will not, and will not permit any of Holdco's Restricted Subsidiaries to, issue any shares of Disqualified Stock and Holdco will not permit any of Holdco's Restricted Subsidiaries to issue any shares of preferred stock; provided that Holdco or any of its Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Holdco's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a consolidated pro forma basis (including, without limitation, a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

       (i) the incurrence by Holdco and its Restricted Subsidiaries of Indebtedness under the New Credit Facility and the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdco and such Restricted Subsidiaries thereunder) outstanding under the New Credit Facility and the Foreign Credit Facilities does not exceed an amount equal to $325.0 million;

      (ii) the incurrence by Holdco and its Restricted Subsidiaries of Existing Indebtedness;

      (iii) the incurrence by the Company of Indebtedness represented by the Notes and this Indenture and guarantees thereof by Holdco and its Restricted Subsidiaries (other than the Company);

      (iv) the incurrence by Holdco of Indebtedness represented by the Holdco Notes and the Holdco Notes Indenture and guarantees thereof by the Company and Holdco's other Restricted Subsidiaries;

      (v) the incurrence by Holdco or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock represented by Capital Expenditure Indebtedness, Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including, without limitation, acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of Holdco or such Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (v), not to exceed $30.0 million outstanding after giving effect to such incurrence;

      (vi) Indebtedness arising from agreements of Holdco or any Restricted Subsidiary of Holdco providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of Holdco or any Restricted Subsidiary

  (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including, without limitation, non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company, Holdco and/or such Restricted Subsidiary in connection with such disposition;

     (vii) the incurrence by Holdco or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

     (viii) the incurrence by the Company, Holdco or any of its Restricted Subsidiaries of intercompany Indebtedness or Disqualified Stock between or among Holdco and/or any of its Restricted Subsidiaries; provided that (i) if Holdco is the obligor on such Indebtedness or Disqualified Stock, such Indebtedness or Disqualified Stock is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than the Holdco or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either Holdco or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness or Disqualified Stock by Holdco or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

      (ix) the incurrence by Holdco or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) exchange rate risk with respect to agreements or Indebtedness of such Person payable denominated in a currency other than U.S. dollars; and (C) risk with respect to fluctuations in the cost of raw materials, including paper; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or the cost of raw materials or by reason of fees, indemnities and compensation payable thereunder;

      (x) the guarantee by Holdco or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock of Holdco or a Restricted Subsidiary of Holdco that was permitted to be incurred by another provision of this Section 4.09;

      (xi) the incurrence by Holdco or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock in connection with an acquisition in an aggregate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (xi), not to exceed $30.0 million outstanding after giving effect to such incurrence;

     (xii) obligations in respect of performance and surety bonds and completion guarantees (including, without limitation, related letters of credit) provided by Holdco or any of its Restricted Subsidiaries in the ordinary course of business; and

     (xiii) the incurrence by Holdco or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) outstanding or, in the case of Disqualified Stock, liquidation preference after giving effect to such incurrence, including, without limitation, all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (xiii), not to exceed an amount equal to $30.0 million less the aggregate Accreted Value of the Notes then outstanding.

    For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiii)) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness or Disqualified Stock in any manner that complies with this Section 4.09 and such item of Indebtedness or Disqualified Stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09. Accrual of interest or dividends, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this Section 4.09.

SECTION 4.10  ASSET SALES.

    Holdco shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless (a) Holdco or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefore received by the Company, Holdco or such Restricted Subsidiary is in the form of (i) cash or Cash Equivalents or (ii) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Holdco or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary. For purposes of this Section 4.10 each of the following shall be deemed cash: (x) any liabilities (as shown on Holdco's or such Restricted Subsidiary's most recent balance sheet), of Holdco or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes and the Holdco Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdco or such Restricted Subsidiary from further liability, (y) any securities, notes or other obligations received by Holdco or any such Restricted Subsidiary from such transferee that are converted by Holdco or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by Holdco or such Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received, and (z) any Designated Noncash Consideration received by Holdco or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); provided that the 75% limitation referred to in clause (b) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (x), (y) and (z) above, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdco or such Restricted Subsidiary, as the case may be, shall apply such Net Proceeds, at its option (or to the extent Holdco or the Company is required to apply such Net Proceeds pursuant to the terms of the New Credit Facility or, as long as and to the extent the Notes are held by an Affiliate of Holdco, the Holdco Notes Indenture), to (a) (i) repay Indebtedness under the New Credit Facility, or (ii) repay or repurchase Pari Passu Indebtedness of the Company or any Guarantor, any Indebtedness of any Restricted Subsidiary of Holdco that is not a Guarantor and, so long as and to the extent the Notes are held by an Affiliate of Holdco, the Holdco Notes (but only to the extent required under the Holdco Note Indenture), as the case may be; provided that if the Company or any Guarantor shall so repay or purchase Pari Passu Indebtedness of the Company or such Guarantor, it will equally and ratably reduce Indebtedness under the Notes and the Note Guarantees if the Notes are then redeemable, or, if the Notes may not then be redeemed, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase at a purchase price equal to the Accreted Value of the Notes at the date of purchase, the Notes that would otherwise be redeemed, or (b) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business, or the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by Holdco or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary of Holdco or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of Permitted Investments. Pending the final application of any such Net Proceeds, Holdco and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15.0 million and the Company has repaid in full all Obligations under the New Credit Facility, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (taking into account, if any of the Notes are held by an Affiliate of Holdco, the requirements of the Holdco Note Indenture), at an offer price in cash in an amount equal to 100% of the Accreted Value thereof at the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased as set forth under Sections 3.02 and 3.03 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.11  TRANSACTIONS WITH AFFILIATES.

    Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to Holdco or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdco or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either (i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (ii) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Holdco or any of its Restricted Subsidiaries in the ordinary course of business (including, without limitation, ordinary course loans to employees not to exceed (i) $7.5 million outstanding in the aggregate at any time and (ii) $2.0 million to any one employee) and consistent with the past practice of Holdco or such Restricted Subsidiary; (b) transactions between or among Holdco and/or its Restricted Subsidiaries; (c) payments of customary fees by Holdco or any of its Restricted Subsidiaries to DLJ Merchant Banking funds and their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith; (d) any agreement as in effect on the Holdco Note Issuance Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby; (e) payments and transactions in connection with the Merger and the Merger Financing (including, without limitation, the Financial Advisory Fee and any payments made pursuant to the Merger Agreement), the New Credit Facility (including, without limitation, commitment, syndication and arrangement fees payable thereunder) and the Offering (including, without limitation, underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto; (f) Restricted Payments that are permitted by Section 4.07 hereof and any Permitted Investments; (g) this Indenture and the Notes issued hereunder; and (h) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

SECTION 4.12  LIENS.

    Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of the Company or any Guarantor on any asset or property now owned or hereafter acquired by Holdco or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing subordinated Indebtedness of the Company, such Lien is subordinated to the Lien securing the Notes to the same extent that such subordinated Indebtedness is subordinated to the Notes.

SECTION 4.13  CORPORATE EXISTENCE.

    Subject to Article 5 hereof, the Company and Holdco shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate, partnership or other existence of Holdco and each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdco or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Holdco and its Restricted Subsidiaries; provided, however, that the Company and Holdco shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of Holdco and any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdco and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.14  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

    (a) Upon the occurrence of (i) a Change of Control and (ii) repayment in full of all Obligations under the New Credit Facility (and subject, if and to the extent that any Notes are held by an Affiliate of Holdco, to the requirement of the Holdco Note Indenture), each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to a minimum of $1,000 Principal Amount at Maturity) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof at the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

    On the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate Principal Amount at Maturity of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in Principal Amount at Maturity to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum Principal Amount at Maturity of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15  [INTENTIONALLY OMITTED].

SECTION 4.16  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

    Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdco or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (a) Holdco or such Restricted Subsidiary, as the case may be, could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or Holdco applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.17  PAYMENTS FOR CONSENT.

    Neither Holdco nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18  ADDITIONAL NOTE GUARANTEES.

    If Holdco or any of its Subsidiaries shall acquire or create a Wholly Owned Restricted Subsidiary after the date of this Indenture, then such newly acquired or created Wholly Owned Restricted Subsidiary shall execute a Note Guarantee in the form of a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except for (i) all Subsidiaries organized outside of the United States and its territories, (ii) all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries and (iii) all Subsidiaries that have not guaranteed any Indebtedness under the New Credit Facility.

ARTICLE 5
SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

    Neither the Company nor Holdco may consolidate or merge with or into (whether or not the Company or Holdco is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person, unless (a) the Company or Holdco is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or Holdco) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or Holdco) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or Holdco, as applicable, under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) the Company, Holdco or the Person formed by or surviving any such consolidation or merger (if other than the Company or Holdco), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (ii) would (together with its Restricted Subsidiaries) have a higher Fixed Charge Coverage Ratio immediately after such transaction (after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Holdco and its Restricted Subsidiaries immediately prior to such transaction. The foregoing clause (d) will not prohibit (i) a merger between Holdco or the Company and a Wholly Owned Subsidiary of Holdco created for the purpose of holding the Capital Stock of the Company or Holdco, (ii) a merger between the Company or Holdco and a Wholly Owned Restricted Subsidiary of Holdco or (iii) a merger between the Company or Holdco and an Affiliate incorporated solely for the purpose of reincorporating the Company or Holdco in another State of the United States so long as, in the case of clauses (i), (ii), and (iii), the amount of Indebtedness of Holdco and its Restricted Subsidiaries is not

increased thereby. Neither Holdco nor the Company shall lease all or substantially all of its assets to any Person.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED.

    Upon any consolidation of the Company or Holdco with or any merger of the Company or Holdco into another Person, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or Holdco in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or Holdco is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "Holdco", as the case may be, shall refer instead to the successor corporation and not to the Company or Holdco, as the case may be), and may exercise every right and power of the Company or Holdco, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Holdco, as the case may be, herein; provided, however, that the predecessor Company or Holdco, as the case may be, shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale of all of the Company's or Holdco's, as the case may be, assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT.

    Each of the following constitutes an Event of Default:

      (a) [INTENTIONALLY OMITTED]

      (b) default in payment when due of the principal (or Accreted Value) of or premium, if any, on the Notes;

      (c) failure by Holdco or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding to comply with Sections 4.07, 4.09, 4.10 or 4.14 or Article 5 hereof;

      (d) failure by the Company or Holdco for 60 days after notice from the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

      (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdco or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdco or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after January 12, 2001, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

      (f)  failure by Holdco or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

      (g) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Note Guarantees;

      (h) the Company, Holdco or any of its other Restricted Subsidiaries that is a Significant Subsidiary:

         (i) commences a voluntary case under any Bankruptcy Law,

        (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

        (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

        (iv) makes a general assignment for the benefit of its creditors, or

        (v) generally is not paying its debts as they become due; or

      (i)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company, Holdco or any of its other Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

        (ii) appoints a Custodian of the Company, Holdco or any of its other Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company, Holdco or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

        (iii) orders the liquidation of Holdco, the Company or any of its other Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02  ACCELERATION.

    If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, Holdco or any of its other Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Accreted Value of the Notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the New Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the New Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, Holdco or any of its other Restricted Subsidiaries that is a Significant Subsidiary, (i) the Accreted Value of all outstanding Notes shall, ipso facto, be due and payable immediately without further action or notice and (ii) the Company shall promptly notify the Trustee of such Event of Default (although the Notes shall become due and payable immediately upon the occurrence of such Event of Default as specified in clause (i) regardless of whether the Company so notifies the Trustee). The Holders of a majority in aggregate Principal Amount at Maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal (or Accreted Value), interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived; provided that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal (or Accreted Value) or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03  OTHER REMEDIES.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (or Accreted Value), premium, if any, and interest, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  WAIVER OF PAST DEFAULTS.

    Holders of not less than a majority in aggregate Principal Amount at Maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of (or Accreted Value), premium and interest, if any, on, the Notes (including, without limitation, in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including, without limitation, any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY.

    Holders of a majority in Principal Amount at Maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may result in the incurrence of liability by the Trustee.

SECTION 6.06  LIMITATION ON SUITS.

    A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

    A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest, if any, on the Note, on or after the respective due dates expressed in the Note (including, without limitation, in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

    If an Event of Default specified in Section 6.01(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest, on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

    If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including, without limitation, payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal (or Accreted Value), premium and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (or Accreted Value), premium and interest, if any, respectively;

      Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

      Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

    The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including, without limitation, reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in Principal Amount at Maturity of the then outstanding Notes.

ARTICLE 7
TRUSTEE

SECTION 7.01  DUTIES OF TRUSTEE.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (b) Except during the continuance of an Event of Default:

       (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

       (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 hereof.

    (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

    (f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  RIGHTS OF TRUSTEE.

    (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

    (f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

    (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's or Holdco's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(b) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

    (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

    (i)  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

    (j)  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's and Holdco's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

    The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Company or Holdco or any Affiliate of the Company or Holdco with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04  TRUSTEE'S DISCLAIMER.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or Holdco or upon the Company's or Holdco's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05  NOTICE OF DEFAULTS.

    If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Default or Event Default becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal (or Accreted Value) of, premium or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

    Within 60 days after each March 1 beginning with the March 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § (b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c). A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07  COMPENSATION AND INDEMNITY.

    The Company shall pay the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

    The Company and the Guarantors shall jointly and severally indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold the same harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including, without limitation, this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder. The Company shall defend the claim with counsel reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel but shall not be indemnified by the Company or any Guarantor for fees and expenses of such counsel except to the extent that a conflict exists with respect to the representation of both parties by the same counsel. The Company and the Guarantor need not pay for any settlement made without the Company's consent, which consent shall not be unreasonably withheld.

    The obligations of the Company and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

    To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal (or Accreted Value) and interest, if any, on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including, without limitation, the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

    The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08  REPLACEMENT OF TRUSTEE

    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in Principal Amount at Maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in Principal Amount at Maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

    There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

    The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

    The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02  LEGAL DEFEASANCE AND DISCHARGE.

    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

      (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal (or Accreted Value) of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to below,

      (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

      (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith, and

      (d) the Legal Defeasance provisions of this Indenture.

SECTION 8.03  COVENANT DEFEASANCE.

    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.16 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

    The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

    In order to exercise either Legal Defeasance or Covenant Defeasance,

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal (or Accreted Value) of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Original Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Holdco or any of its Subsidiaries is a party or by which Holdco or any of its Subsidiaries is bound;

      (f)  the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy

  Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

      (h) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

    Subject to Section 8.06 hereof, all money and non-callable Government Securities (including, without limitation, the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including, without limitation, the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (or Accreted Value), premium and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

    Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06  REPAYMENT TO COMPANY.

    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (or Accreted Value) of, premium or interest, if any, on any Note and remaining unclaimed for two years after such principal (or Accreted Value), and premium or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07  REINSTATEMENT.

    If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal (or Accreted Value) of, premium or interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES.

    Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including, without limitation, the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes by a successor to the Company or such Guarantor pursuant to Article 5 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

      (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

      (f)  to provide for guarantees of the Notes; or

      (g) to evidence and provide acceptance of the appointment of a successor Trustee under the Indenture.

    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02  WITH CONSENT OF HOLDERS OF NOTES.

    Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.14 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in Principal Amount at Maturity of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal (or Accreted Value) of, premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes). Notwithstanding the foregoing, any amendment to or waiver of Section 4.14 hereof will require the consent of the Holders of at least two-thirds in aggregate Principal Amount at Maturity of the Notes then outstanding if such amendment would materially adversely affect the rights of Holders of Notes. Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

    Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority, or at least two-thirds, as the case may be, in aggregate Principal Amount at Maturity of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the Principal Amount at Maturity of Notes whose Holders must consent to an amendment, supplement or waiver,

      (b) reduce the Principal Amount at Maturity of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Sections 4.10 and 4.14 hereof),

      (c) reduce the rate of or extend the time for payment of interest, if any, on any Note,

      (d) change the definition or the method of calculation of the Accreted Value of the Notes;

      (e) waive a Default or Event of Default in the payment of principal (or Accreted Value) of or premium or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes and a waiver of the payment default that resulted from such acceleration),

      (f)  make any Note payable in money other than that stated in the Notes,

      (g) make any change in the provisions of this Indenture relating to waivers of past Defaults,

      (h) waive a redemption payment with respect to any Note (other than Sections 4.10 and 4.14 hereof), or

      (i)  release any Guarantor from its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

      (j)  make any change in the foregoing amendment and waiver provisions.

SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

    Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.

    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05  NOTATION ON OR EXCHANGE OF NOTES.

    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

    The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
NOTE GUARANTEES

SECTION 10.01  GUARANTEES.

    Subject to this Article 10, each Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the

Company hereunder and thereunder, that: (a) the principal (or Accreted Value) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of the Notes, if any, if lawful, and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

    Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

    If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Note Guarantees.

SECTION 10.02  LIMITATION ON GUARANTORS LIABILITY.

    Each Guarantor and, by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantees not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state laws to the extent applicable to the Note Guarantees (collectively, the "Fraudulent Transfer Laws"). To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of the Guarantors under the Note Guarantees and this Article 10 shall be limited to the maximum amounts as will, after giving effect to such maximum amount and all other contingent and fixed liabilities including, without limitation, liabilities under the New Credit Facility or guarantees of the New Credit Facility, of the Guarantors that are relevant under such laws (specifically excluding however, any liabilities of the undersigned (x) in respect of intercompany indebtedness to the Company or other affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the undersigned hereunder and (y) under any guarantee of subordinated indebtedness which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which liability of the undersigned hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights of subrogation, reimbursement, indemnification or contribution of the undersigned pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under this paragraph). The undersigned desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Note Guarantee. Accordingly, in the event any payment or distribution is made on any date by any of the Guarantors under this Note Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to an undersigned as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amounts (as defined below) with respect to such undersigned to (y) the aggregate of the Adjusted Maximum Amounts with respect to all of the undersigned multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Note Guarantee in respect to the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guarantee determined as of such date in accordance with this paragraph; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Note Guarantee minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this paragraph. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

SECTION 10.03  EXECUTION AND DELIVERY OF NOTE GUARANTEES.

    To evidence the Note Guarantees set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on its behalf by the president or one of its vice presidents.

    If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Note Guarantees shall be valid nevertheless.

    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04  GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

    No Guarantor (other than Holdco, which shall be governed by Section 5.01) shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

      (a) subject to Section 10.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor or the Company or Holdco) unconditionally assumes all of the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture, the Registration Rights Agreement and the Note Guarantees on the terms set forth herein or therein; and

      (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

    In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Note Guarantees and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by any Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. All of the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of the Note Guarantees had been issued at the date of the execution hereof.

SECTION 10.05  RELEASES OF NOTE GUARANTEE.

    In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Holdco), by way of merger, consolidation or otherwise, if such Guarantor applies the Net Proceeds of such sale in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof, (ii) a sale or other disposition of all of the capital stock of any Guarantor (other than Holdco) if the Net Proceeds of such sale are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof, or (iii) the designation of any Restricted Subsidiary of Holdco that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor or the designation of any Restricted Subsidiary of Holdco as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under the Note Guarantees. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably required in order to evidence the release of the relevant Guarantor from its obligations under the Note Guarantees.

SECTION 10.06  TRUSTEE'S COMPENSATION NOT PREJUDICED.

    Nothing in Section 10.02 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE 11
MISCELLANEOUS

SECTION 11.01  TRUST INDENTURE ACT CONTROLS.

    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.02  NOTICES.

    Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

    If to the Company or to the Guarantors:

    Merrill Communications LLC
    One Merrill Circle
    St. Paul, Minnesota
    Telecopier No.: (651) 659-7986 and (651) 632-4141
    Attention: Chief Financial Officer and General Counsel

    With a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Telecopier No.: (212) 450-4800
    Attention: Lawrence E. Wieman, Esq.

    If to the Trustee:

    Telecopier No.:
    Attention:

    The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

    If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

    Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06  RULES BY TRUSTEE AND AGENTS.

    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS; CONSENT TO SHAREHOLDER PAYMENT.

    No member, director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08  GOVERNING LAW.

    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

    This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdco or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10  SUCCESSORS

    All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11  SEVERABILITY

    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12  COUNTERPART ORIGINALS

    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13  TABLE OF CONTENTS, HEADINGS, ETC.

    The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MERRILL COMMUNICATIONS LLC
By:	Name: Title:
THE GUARANTORS, named in Schedule A hereto
By:	Name: Title: Attorney-in-fact
[Name of Trustee], as trustee
By:	Name: Title:

SCHEDULE A

Guarantors

            Merrill Corporation

            Merrill Real Estate Company

            Merrill/Magnus Publishing Corporation

            Merrill/New York Company

            Merrill/May Inc.

            Merrill Alternatives, Inc.

            Merrill International, Inc.

            FMC Resource Management Corporation

            Merrill Training & Technology, Inc.

            Merrill/Global, Inc.

            Merrill/Executech, Inc.

A1-F-1

CUSIP

14% Senior Discount Notes due 2008

No.

Issue Date:

Issue Price:  $387.82 (for each $1,000 Principal Amount at Maturity)

Principal Amount at Maturity:  $

MERRILL COMMUNICATIONS LLC

promises to pay to                        , or registered assigns, the Principal Amount at Maturity in Dollars on January 12, 2008.

[Insert the Private Placement Legend, if applicable, pursuant to Section 2.06(b)(i) of the Indenture]

[Insert the OID Legend, pursuant to Section 2.06(b)(ii) of the Indenture]

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:
MERRILL COMMUNICATIONS LLC
By:

Name:

Title:

This is one of the Notes referred to in the within-mentioned Indenture:
[NAME OF TRUSTEE] as Trustee
By:

Name:

Title:

A1-F-2

(Back of Note)
14% Senior Discount Notes due 2008

    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1.  Accreted Value; Interest.  Merrill Communications LLC, a Delaware limited liability company (the "Company"), promises to pay the Principal Amount at Maturity of this Note on January 12, 2008. Except as set forth in this Section 1, no interest will accrue on this Note.

    The principal amount owed under this Note at any date prior to January 12, 2008 shall be equal to the Accreted Value.

    "Accreted Value" means, for any Note, as of any date of determination, the sum of (i) the Issue Price of such Note and (ii) the portion of the excess of the Principal Amount at Maturity of such Note over the Issue Price of such Note which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 14% per annum of the Issue Price of such Note, compounded semi-annually on each January 12 and July 12 from July 12, 2001 through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

    The Company shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 16% per annum to the extent lawful and shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

    2.  Method Of Payment.  The Company will pay the principal (or Accreted Value) of, premium and interest, if any, on the Notes to the Persons who are registered Holders of Notes on the applicable payment date. The Notes will be payable as to principal (or Accreted Value), premium and interest, if any, at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal (or Accreted Value) payments, and the Company may pay principal (or Accreted Value) and interest, if any, by check and may mail checks to a Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    3.  Paying Agent And Registrar.  Initially, [        ], the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Holdco or any of its Subsidiaries may act in any such capacity.

    4.  Indenture.  The Company issued the Notes under an Indenture dated as of [          ] ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited in aggregate Principal Amount at Maturity to $23,464,660.77 plus the aggregate Principal Amount at Maturity of any Additional Notes issued pursuant to Section 2.02 of the Indenture and in compliance with Section 4.09 thereof.

    5.  Optional Redemption.

      (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of Accreted Value at the applicable redemption date) set forth

A1-F-3

  below, if redeemed during the twelve-month period beginning on January 12 of the years indicated below:

Year	Percentage
Prior to 2005	114.000%
2005	107.000%
2006	103.500%
2007 and thereafter	100.000%

      (b) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture and is subject to the restrictions in Section 3.10 of the Indenture.

    6.  Restrictions on Redemption.  By its acceptance of this Note, each Holder of such Note acknowledges that the New Credit Facility prohibits the Company from voluntarily redeeming all or any portion of the Notes, or from mandatorily redeeming all or any portion of the Notes pursuant to paragraph 8 below, prior to payment in full of all obligations under the New Credit Facility, and each Holder hereby agrees that it shall not accept the redemption price in respect of any voluntary redemption or any mandatory redemption pursuant to paragraph 8 below at any time prior to the payment in full of all Obligations under the New Credit Facility.

    7.  Mandatory Redemption.  Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

    8.  Repurchase At Option Of Holder.

      (a) Upon the occurrence of (i) a Change of Control and (ii) repayment in full of all Obligations under the New Credit Facility (and subject, if and to the extent that any Notes are held by an Affiliate of Holdco, to the requirements of the Holdco Note Indenture), each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to a minimum of $1,000 Principal Amount at Maturity) of such Holder's Notes pursuant to the offer described in Section 4.14 of the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof at the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

      (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdco or a Restricted Subsidiary of Holdco, as the case may be, shall apply such Net Proceeds, at its option (or to the extent the Company or Holdco is required to apply such Net Proceeds pursuant to the terms of the New Credit Facility or, as long as and to the extent the Notes are held by an Affiliate of Holdco, the Holdco Notes Indenture), to (a) (i) repay Indebtedness under the New Credit Facility or (ii) repay or repurchase Pari Passu Indebtedness of the Company or any Guarantor, any Indebtedness of any Restricted Subsidiary of Holdco that is not a Guarantor and, so long as and to the extent the Notes are held by an Affiliate of Holdco, the Holdco Notes (but only to the extent required under the Holdco Note Indenture), as the case may be, provided that, if the Company or any Guarantor shall so repay or purchase Pari Passu Indebtedness of the Company or such Guarantor, it will equally and ratably reduce Indebtedness under the Notes and the Note Guarantee if the Notes are then redeemable, or, if the Notes may not then be redeemed, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase at a purchase price equal to 100% of the Accreted Value of the Notes at the date of purchase, the Notes that would otherwise be redeemed, or

A1-F-4

  (b) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by Holdco or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of Permitted Investments. Pending the final application of any such Net Proceeds, Holdco and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15.0 million and the Company has repaid in full all Obligations under the New Credit Facility, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (taking into account, if any of the Notes are held by an Affiliate of Holdco, the requirement of the Holdco Note Indenture), at an offer price in cash in an amount equal to 100% of the Accreted Value thereof at the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased as set forth in Sections 3.02 and 3.03 of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

    9.  Notice Of Redemption.  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Only Notes in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date further principal ceases to accrete on Notes or portions thereof called for redemption.

    10.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $1,000 Principal Amount at Maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    11.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

    12.  Amendment, Supplement And Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the then outstanding Notes and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's or Guarantors' obligations to Holders of the Notes by a successor to the Company or the Guarantors in case of a merger or consolidation, to

A1-F-5

make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for additional guarantees of the Notes.

    13.  Defaults And Remedies.  Each of the following constitutes an "Event of Default": (a) default in payment when due of the principal (or Accreted Value) of or premium, if any, on the Notes; (b) failure by Holdco or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding to comply with Sections 4.07, 4.09, 4.10 or 4.14 or Article 5 of the Indenture; (c) failure by the Company or Holdco for 60 days after notice from the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdco or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdco or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (e) failure by Holdco or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (f) except as permitted by the Indenture, the Note Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force any effect or the Guarantors, or any Person acting on behalf of the Guarantors, shall deny or disaffirm its obligations under the Note Guarantees; and (g) certain events of bankruptcy or insolvency as described in the Indenture.

    14. If any Event of Default (other than certain events of bankruptcy or insolvency) occurs and is continuing, the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Accreted Value of the Notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness under the New Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the New Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate Principal Amount at Maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal (or Accreted Value), interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived; provided that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and

A1-F-6

(ii) all existing Events of Default, except non-payment of principal (or Accreted Value) or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

    15.  Trustee Dealings With Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or Holdco or its Affiliates, and may otherwise deal with the Company or Holdco or its Affiliates, as if it were not the Trustee.

    16.  No Recourse Against Others.  No member, director, officer, employee or incorporator of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    17.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

    18.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint69 tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    19.  Additional Rights Of Holders Of Restricted Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

    20.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

    MERRILL COMMUNICATIONS LLC
    One Merrill Circle
    St. Paul, Minnesota 55108
    Telecopier No.: (651) 659-7986
    Attention: Chief Financial Officer

A1-F-7

ASSIGNMENT FORM

    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax. I.D. no.)

(Print or type assignee's name, address, and zip code)

and irrevocably appoint                            to transfer this Note on the books of the Company. The agent may substitute another to act for him.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES PRIOR TO THE DATE OF AN EFFECTIVE REGISTRATION:]

    In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

[Check One]

/ /	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
/ /	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Date:	Signature:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a), ABOVE, IS CHECKED:

    The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested

A1-F-8

pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:

Signature Guarantee.

    (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

A1-F-9

OPTION OF HOLDER TO ELECT PURCHASE

    If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

    / / Section 4.10                   / / Section 4.14

    If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the Principal Amount at Maturity you elect to have purchased: $

Date	Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:
Signature Guarantee.

A1-F-10

NOTE GUARANTEE

    Merrill Real Estate Company, Merrill/Magnus Publishing Corporation, Merrill/New York Company, Merrill/May Inc., Merrill Alternatives, Inc., Merrill International, Inc., FMC Resource Management Corporation, Merrill Training & Technology, Inc., Merrill/Global, Inc., Merrill/Executech, Inc., and Merrill Corporation (the "Guarantors") hereby unconditionally guarantee, jointly and severally, to the fullest extent permitted by law, (i) the due and punctual payment of the principal of the Notes, whether at the maturity, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

    The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 10 of the Indenture (including, without limitation, Section 10.02 of the Indenture) and such other provisions of the Indenture as are applicable to the Guarantors are incorporated herein by reference.

    This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

    This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

    In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF OTHER JURISDICTION WOULD BE REQUIRED THEREBY.

THE GUARANTORS, as named above
By:

Name:
	Title:	Attorney-in-Fact

A1-F-11

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	10.04
	(b)	N.A.
	(c)(1)	10.03
	(c)(2)	10.03
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.04
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	N.A.
	(b)	N.A.
	(c)	N.A.

N.A. means, not applicable.
*This Cross-Reference Table is not part of the Indenture.

i

EXHIBIT C

    [FORM OF REGISTRATION RIGHTS AGREEMENT]

Filed separately.

QuickLinks

NOTE PURCHASE AGREEMENT
ARTICLE 1 ISSUANCE OF NOTES; CONSIDERATION; CONDITIONS
ARTICLE 2 REPRESENTATIONS BY THE COMPANY AND SUBSIDIARY GUARANTORS
ARTICLE 3 REPRESENTATIONS OF THE PURCHASERS
ARTICLE 4 MISCELLANEOUS
Form of Note
(Back of Note) 14% Senior Discount Notes due 2008
OPTION OF HOLDER TO ELECT PURCHASE
NOTE GUARANTEE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
  SECTION 1.01 DEFINITIONS.
  SECTION 1.02 OTHER DEFINITIONS.
  SECTION 1.03 INCORPORATION OF TIA PROVISIONS.
  SECTION 1.04 RULES OF CONSTRUCTION.
ARTICLE 2 THE NOTES
  SECTION 2.01 FORM AND DATING.
  SECTION 2.02 EXECUTION AND AUTHENTICATION.
  SECTION 2.03 REGISTRAR AND PAYING AGENT.
  SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.
  SECTION 2.05 HOLDER LISTS.
  SECTION 2.06 TRANSFER AND EXCHANGE.
  SECTION 2.07 REPLACEMENT NOTES.
  SECTION 2.08 OUTSTANDING NOTES.
  SECTION 2.09 TREASURY NOTES.
  SECTION 2.10 TEMPORARY NOTES.
  SECTION 2.11 CANCELLATION.
  SECTION 2.12 [INTENTIONALLY OMITTED].
  SECTION 2.13 CUSIP NUMBERS.
ARTICLE 3 REDEMPTION AND PREPAYMENT
  SECTION 3.01 NOTICES TO TRUSTEE.
  SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED.
  SECTION 3.03 NOTICE OF REDEMPTION.
  SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.
  SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.
  SECTION 3.06 NOTES REDEEMED IN PART.
  SECTION 3.07 OPTIONAL REDEMPTION.
  SECTION 3.08 MANDATORY REDEMPTION.
  SECTION 3.09 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.
  SECTION 3.10 RESTRICTIONS ON REDEMPTION.
ARTICLE 4 COVENANTS
  SECTION 4.01 PAYMENT OF NOTES.
  SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.
  SECTION 4.03 REPORTS.
  SECTION 4.04 COMPLIANCE CERTIFICATE.
  SECTION 4.05 TAXES.
  SECTION 4.06 STAY, EXTENSION AND USURY LAWS.
  SECTION 4.07 RESTRICTED PAYMENTS.
  SECTION 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.
  SECTION 4.09 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.
  SECTION 4.10 ASSET SALES.
  SECTION 4.11 TRANSACTIONS WITH AFFILIATES.
  SECTION 4.12 LIENS.
  SECTION 4.13 CORPORATE EXISTENCE.
  SECTION 4.14 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.
  SECTION 4.15 [INTENTIONALLY OMITTED].
  SECTION 4.16 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.
  SECTION 4.17 PAYMENTS FOR CONSENT.
  SECTION 4.18 ADDITIONAL NOTE GUARANTEES.
ARTICLE 5 SUCCESSORS
  SECTION 5.01 MERGER, CONSOLIDATION, OR SALE OF ASSETS.
  SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED.
ARTICLE 6 DEFAULTS AND REMEDIES
  SECTION 6.01 EVENTS OF DEFAULT.
  SECTION 6.02 ACCELERATION.
  SECTION 6.03 OTHER REMEDIES.
  SECTION 6.04 WAIVER OF PAST DEFAULTS.
  SECTION 6.05 CONTROL BY MAJORITY.
  SECTION 6.06 LIMITATION ON SUITS.
  SECTION 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.
  SECTION 6.08 COLLECTION SUIT BY TRUSTEE.
  SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.
  SECTION 6.10 PRIORITIES.
  SECTION 6.11 UNDERTAKING FOR COSTS.
ARTICLE 7 TRUSTEE
  SECTION 7.01 DUTIES OF TRUSTEE.
  SECTION 7.02 RIGHTS OF TRUSTEE.
  SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.
  SECTION 7.04 TRUSTEE'S DISCLAIMER.
  SECTION 7.05 NOTICE OF DEFAULTS.
  SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.
  SECTION 7.07 COMPENSATION AND INDEMNITY.
  SECTION 7.08 REPLACEMENT OF TRUSTEE
  SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.
  SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.
  SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
  SECTION 8.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.
  SECTION 8.02 LEGAL DEFEASANCE AND DISCHARGE.
  SECTION 8.03 COVENANT DEFEASANCE.
  SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
  SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.
  SECTION 8.06 REPAYMENT TO COMPANY.
  SECTION 8.07 REINSTATEMENT.
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
  SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF NOTES.
  SECTION 9.02 WITH CONSENT OF HOLDERS OF NOTES.
  SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.
  SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS.
  SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES.
  SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.
ARTICLE 10 NOTE GUARANTEES
  SECTION 10.01 GUARANTEES.
  SECTION 10.02 LIMITATION ON GUARANTORS LIABILITY.
  SECTION 10.03 EXECUTION AND DELIVERY OF NOTE GUARANTEES.
  SECTION 10.04 GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.
  SECTION 10.05 RELEASES OF NOTE GUARANTEE.
  SECTION 10.06 TRUSTEE'S COMPENSATION NOT PREJUDICED.
ARTICLE 11 MISCELLANEOUS
  SECTION 11.01 TRUST INDENTURE ACT CONTROLS.
  SECTION 11.02 NOTICES.
  SECTION 11.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.
  SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
  SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
  SECTION 11.06 RULES BY TRUSTEE AND AGENTS.
  SECTION 11.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS; CONSENT TO SHAREHOLDER PAYMENT.
  SECTION 11.08 GOVERNING LAW.
  SECTION 11.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
  SECTION 11.10 SUCCESSORS
  SECTION 11.11 SEVERABILITY
  SECTION 11.12 COUNTERPART ORIGINALS
  SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC.
(Back of Note) 14% Senior Discount Notes due 2008
CROSS-REFERENCE TABLE*
TABLE OF CONTENTS